                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only as permitted by Rule
     14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a (6(i))(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [POLO RALPH LAUREN LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     TO THE OWNERS OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

     The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on AUGUST 19, 1999, AT 9:30 A.M., local time, for the following purposes:

          1. To elect seven Directors to serve until the 2000 Annual Meeting of Stockholders;

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the fiscal year ending April 1, 2000;

          3. To approve the terms of the Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan to qualify such plan under Section 162(m) of the Internal Revenue Code; and

          4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 22, 1999 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors
                                          /s/ Victor Cohen

                                          Victor Cohen
                                          Senior Vice President, General Counsel
                                          and Secretary

New York, New York
June 25, 1999

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                            [POLO RALPH LAUREN LOGO]
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 19, 1999

     This Proxy Statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 19, 1999, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     All proxies delivered pursuant to this solicitation are revocable at the option of the persons executing them by giving written notice to the Secretary of the Company at any time before such proxies are voted, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is 650 Madison Avenue, New York, New York 10022, Attention: Secretary. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is June 25, 1999.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2000 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for Director in the applicable class, FOR the proposal to approve the terms of the Executive Officer Annual Incentive Plan, to qualify such plan under Section 162(m) of the Internal Revenue Code, and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors. The Company's Board of Directors has by resolution fixed the number of directors at seven. ONE OF THE DIRECTORS (THE "CLASS A DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS A COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; FIVE OF THE DIRECTORS (EACH A "CLASS B DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS B COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; AND ONE OF THE DIRECTORS (THE "CLASS C DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS C COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING. In accordance with the Company's Amended and Restated Bylaws, the appointment of Deloitte & Touche LLP as independent auditors will be ratified by a majority of the votes cast "For" or "Against" the proposal by holders of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company (collectively, the "Common Stock") voting on the proposal in person or by proxy at the Annual Meeting. In the case of ratification of the appointment of independent auditors, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve the proposal.

     The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding on the record date is necessary to have a quorum for the Annual Meeting.

     Only holders of record of shares of Common Stock at the close of business on June 22, 1999, are entitled to notice of and to vote at the Annual Meeting or adjournments or postponements thereof. Each owner of record of Class A Common Stock or Class C Common Stock on the record date is entitled to one vote for each share so held. Each owner of record of Class B Common Stock is entitled to ten votes for each share so held. On June 22, 1999, there were 33,602,889 shares of Class A Common Stock, 43,280,021 shares of Class B Common Stock and 22,720,979 shares of Class C Common Stock of the Company issued and outstanding.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors of the Company, in accordance with the Amended and Restated Bylaws of the Company, has by resolution effective as of the date of the 1999 Annual Meeting, fixed the number of Directors of the Company at seven. The Board of Directors is presently divided into three classes. Pursuant to the Company's Amended and Restated Certificate of Incorporation, one of the directors will be elected by the holders of Class A Common Stock (the "Class A Director"), five of the directors will be elected by the holders of Class B Common Stock (the "Class B Directors"), and one of the directors will be elected by the holders of Class C Common Stock (the "Class C Director"), each to serve for a period of one year.

     The Directors whose terms will expire at the 1999 Annual Meeting of Stockholders are Allen Questrom (the Class A Director), Ralph Lauren, Michael J. Newman, Frank A. Bennack, Jr., Joel L. Fleishman, Terry S. Semel, Peter Strom (each a Class B Director) and Richard A. Friedman (the Class C Director). Except for Mr. Strom who is retiring from the Board of Directors, each of these Directors has been nominated to stand for reelection as Director at the 1999 Annual Meeting to hold office until the 2000 Annual Meeting and until his successor is elected and qualified.

     Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2000 ANNUAL MEETING AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

          CLASS A DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 2000

Allen Questrom......................  Age 59  Mr. Questrom has been a Director of the Company since
                                              September 1997. Mr. Questrom has been the Chairman,
                                              President and Chief Executive Officer of Barney's New
                                              York Inc. since May 1999 and was the Chairman and Chief
                                              Executive Officer of Federated Department Stores, Inc.
                                              from February 1990 to May 1997. He is a member of the
                                              Board of Directors of Interpublic Group of Companies,
                                              Inc., AEA Investors, Inc. and Barney's New York Inc.

          CLASS B DIRECTOR NOMINEES FOR ELECTION TO TERM EXPIRING 2000

Ralph Lauren........................  Age 59  Mr. Lauren has been a director of the Company since prior to the commencement of the Company's initial
                                              public offering and was a member of the Advisory Board
                                              or Board of Directors of the Company's predecessors
                                              since their organization. Mr. Lauren is the Company's
                                              Chairman and Chief Executive Officer. He founded Polo in
                                              1968 and has provided leadership in the design,
                                              marketing and operational areas since such time.
Michael J. Newman...................  Age 53  Mr. Newman has been a director of the Company since prior to the commencement of the Company's initial
                                              public offering and was a member of the Advisory Board
                                              of the Company's predecessor since April 1995. Mr.
                                              Newman has been Vice Chairman and Chief Operating
                                              Officer of the Company since 1995. He was President and
                                              Chief Operating Officer of the Menswear operations from
                                              1991 to 1994, and Executive Vice President from 1989 to
                                              1991. Mr. Newman joined Polo as Vice President of
                                              Finance and Chief Financial Officer in 1987. Prior to
                                              joining the Company, Mr. Newman was Senior Vice
                                              President of Finance at Kaiser-Roth Apparel.

Frank A. Bennack, Jr................  Age 66  Mr. Bennack has been a director of the Company since
                                              January 1998. Mr. Bennack has been the President and
                                              Chief Executive Officer of The Hearst Corporation since
                                              1979. He is a member of the Board of Directors of The
                                              Hearst Corporation, Hearst-Argyle Television, Inc.,
                                              American Home Products Corporation, The Chase Manhattan
                                              Corporation and The Chase Manhattan Bank.
Joel L. Fleishman...................  Age 65  Mr. Fleishman has been a director of the Company since
                                              January 1999. He has been a Professor of Law and Public
                                              Policy, Terry Sanford Institute of Public Policy at Duke
                                              University since 1971 and the Director of the Samuel and
                                              Ronnie Heyman Center for Ethics, Public Policy and the
                                              Professions at Duke University since 1989. In addition,
                                              Mr. Fleishman has been the President of The Atlantic
                                              Philanthropic Service Company, Inc. since 1993. Mr.
                                              Fleishman is a member of the Board of Directors of
                                              Boston Scientific Corporation.
Terry S. Semel......................  Age 56  Mr. Semel has been a director of the Company since
                                              September 1997. Mr. Semel has been the Chairman of the
                                              Board and Co-Chief Executive Officer of the Warner Bros.
                                              Division of Time Warner Entertainment LP ("Warner
                                              Brothers"), since March 1994 and of Warner Music Group
                                              since November 1995. For more than ten years prior to
                                              that, he was President of Warner Brothers or its
                                              predecessor, Warner Bros. Inc. Mr. Semel is a member of
                                              the Board of Directors of Revlon, Inc.

          CLASS C DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 2000

Richard A. Friedman.................  Age 41  Mr. Friedman has been a director of the Company since prior to commencement of the Company's initial public
                                              offering and was a member of the Advisory Board of the
                                              Company's predecessor since 1994. Mr. Friedman is a
                                              Managing Director of Goldman, Sachs & Co. and head of
                                              the Principal Investment Area. He joined Goldman, Sachs
                                              & Co. in 1981. Mr. Friedman is a member of the Board of
                                              Directors of AMF Bowling, Inc. and Carmike Cinemas, Inc.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

     In September 1997, the Board of Directors established three committees -- the Audit Committee, the Compensation Committee and the Executive Committee.

     The Audit Committee members are Terry S. Semel and Allen Questrom. The Committee, among other things, recommends annually to the Board of Directors the appointment of the independent auditors of the Company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing significant accounting and financial reporting policies of the Company, reviews the adequacy of the financial organization of the Company, and reviews management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practice. The Audit Committee met twice in fiscal 1999.

     The Compensation Committee members are Richard A. Friedman, Allen Questrom and Frank A. Bennack, Jr. The Compensation Committee, and its subcommittee of non-employee directors composed of Messrs. Questrom and Bennack, reviews and approves compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the Company's 1997 Stock Incentive Plan (as defined). The Compensation Committee met three times in fiscal 1999.

     The Executive Committee members are Ralph Lauren and Michael J. Newman. The Executive Committee has the authority, between meetings of the full Board of Directors, to approve matters necessary to carry on the business of the Company in the ordinary course.

     In fiscal 1999, the Board of Directors held five meetings. Each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he served except for Mr. Semel. The Company's Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $25,000 and stock option grants under the Company's 1997 Non-Employee Director Option Plan. See "1997 Non-Employee Director Option Plan." Non-employee directors also receive $1,000 for each board or committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as a director. See also "Certain Relationships and Related Transactions -- Other Agreements, Transactions and Relationships."

     Compensation Committee Interlocks and Insider Participation. Transactions between the Company and Mr. Lauren or between the Company and certain investment funds affiliated with The Goldman Sachs Group, Inc., successor to The Goldman Sachs Group, L.P. (collectively, the "GS Group"), will be approved by the Board of Directors or a committee of directors not affiliated with Mr. Lauren or the GS Group, as applicable.

     During fiscal 1999, the Company engaged Goldman Sachs & Co., an affiliate of the GS Group, to act as its financial advisor in connection with the acquisition of Club Monaco Inc. Goldman Sachs & Co.'s fee for its services as financial advisor was $1.25 million. The Board of Directors, acting without the participation of Mr. Friedman, a Managing Director of Goldman Sachs & Co., approved the appointment of Goldman Sachs & Co. as financial advisor.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 22, 1999, by (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company's voting securities, (ii) each director,
(iii) each of the executive officers whose names appear in the summary compensation table (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person. As described in the notes to the table, voting power with respect to certain shares of Class A Common Stock is shared by the named individuals. Consequently, such shares are shown as beneficially owned by more than one person.

                                                                                                 VOTING
                                                                                                POWER OF
                                     CLASS A COMMON       CLASS B COMMON      CLASS C COMMON     TOTAL
                                        STOCK(1)              STOCK               STOCK          COMMON
                                    -----------------   ------------------   ----------------    STOCK
                                      NUMBER      %       NUMBER       %       NUMBER      %       %
                                      ------      -       ------       -       ------      -    --------
Ralph Lauren......................     583,333    1.7   43,280,021(2)  100           --    --     88.5
R.L. Holding, L.P.(3).............          --     --   13,383,482    30.9           --    --     27.4
The Goldman Sachs Group, Inc.(4)..          --     --           --      --   22,720,979   100      4.6
Michael J. Newman(5)..............     363,706    1.1           --      --           --    --        *
F. Lance Isham(6).................     188,741      *           --      --           --    --        *
Hamilton South(7).................      23,332      *           --      --           --    --        *
Victor Cohen(8)...................      25,282      *           --      --           --    --        *
Richard A. Friedman(9)............          --      *           --      --           --    --        *
Frank A. Bennack, Jr.(10).........       5,750      *           --      --           --    --        *
Joel L. Fleishman(10).............       2,000      *           --      --           --    --        *
Allen Questrom(10)................      10,250      *           --      --           --    --        *
Terry S. Semel(10)................      12,750      *           --      --           --    --        *
Peter Strom(10)...................      15,250      *           --      --           --    --        *
Baron Capital Group, Inc.(11).....  11,852,400   35.3           --      --           --    --      2.4
FMR Corp.(12).....................   3,774,800   11.2           --      --           --    --        *
All directors and executive
  officers as a Group (13
  persons)(2)(5)
  (6)(7)(8)(9)(10)(13)............   1,281,558    3.7   43,280,021     100           --    --     88.6

---------------

  *  Less than 1.0%

 (1) Each share of Class B Common Stock and Class C Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauren Family Member (as defined). Each share of Class C Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the GS Group or, until April 15, 2002, any successor thereof. The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion rights.

 (2) Includes 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner and 13,383,482 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc, a corporation wholly owned by Mr. Lauren. Includes options representing the right to acquire 583,333 shares of Class A Common Stock, 500,000 of which vested June 11, 1997, and 83,333 of which vested June 11, 1999. Does not include 416,667 options, 166,666 of which will vest on June 11, 2000, 166,667 of which will vest on June 11, 2001 and 83,334 of which will vest on June 11, 2002. The address of Mr. Lauren is 650 Madison Avenue, New York, New York, 10022.

 (3) RL Holding, L.P. is a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren.

 (4) According to a Schedule 13D filed on April 23, 1998 and additional information subsequently obtained by the Company: (i) GS Capital Partners, L.P. ("GS Capital Partners") beneficially owns, and GS Advisors, L.P. may been deemed to beneficially own, 21,458,715 shares of Class A Common Stock (including shares of Class C Common Stock); (ii) Stone Street Fund 1994, L.P. ("Stone Street Fund") beneficially owns 616,607 shares of Class A Common Stock (including shares of Class C Common Stock); (iii) Bridge Street Fund 1994, L.P. ("Bridge Street Fund") beneficially owns 645,657 shares of Class A Common Stock (including shares of Class C Common Stock);
     (iv) Stone Street Funding Corp., as the general partner of Stone Street Fund and the managing partner of Bridge Street Fund, may be deemed to beneficially own 1,262,264 shares of Class A Common Stock (including shares of Class C Common Stock) beneficially owned by Stone Street Fund and Bridge Street Fund; and (v) Goldman Sachs & Co. and The Goldman Sachs Group, Inc. ("GS Inc.") may be deemed to own beneficially and indirectly 22,720,979 shares of Class A Common Stock (including shares of Class C Common Stock) beneficially owned by GS Capital Partners, Stone Street Fund and Bridge Street Fund. In addition, Goldman Sachs & Co. and GS Inc. may be deemed to own beneficially and directly 1,000 shares of Class A Common Stock, and may be deemed to beneficially own 92,450 shares of Class A Common Stock held in client accounts (the "Managed Accounts"), with respect to which Goldman Sachs & Co. or employees of Goldman Sachs & Co. have voting or investment discretion, or both. Goldman Sachs & Co. and GS Inc. each disclaim beneficial ownership of (i) the shares held in the Managed Accounts and
     (ii) the shares owned by GS Capital Partners, Stone Street Fund and Bridge Street Fund to the extent of partnership interest in those partnerships which are held by persons other than Goldman Sachs & Co., GS Inc. or their affiliates. Each of the persons shares voting and dispositive power with respect to its shares. The address of each of the persons is 85 Broad Street, New York, New York 10004.

 (5) Includes options representing the right to acquire 283,333 shares of Class A Common Stock, 116,667 of which vested June 11, 1998 and 166,666 of which vested June 11, 1999. Does not include 366,666 options, 216,666 of which will vest on June 11, 2000, 100,000 of which will vest on June 11, 2001, and 50,000 of which will vest on June 11, 2002. Includes 76,923 restricted shares granted on June 11, 1997 (upon the commencement of the Company's initial public offering) to Mr. Newman under the 1997 Stock Incentive Plan. One-third of Mr. Newman's restricted shares vested on June 11, 1997, one-third vested June 11, 1999, and the remaining one-third will vest on June 11, 2000.

 (6) Includes options representing the right to acquire 80,666 shares of Class A Common Stock, 33,333 of which vested on June 11, 1998 and 47,333 of which vested on June 11, 1999. Does not include 161,334 options, 80,667 of which will vest on June 11, 2000, 47,333 of which will vest on June 11, 2001 and 33,334 of which will vest on June 11, 2002. Includes 104,575 restricted shares which vest ratably over three years on the third, fourth and fifth anniversaries of November 10, 1998, the effective date of Mr. Isham's Amended and Restated Employment Agreement with the Company.

 (7) Includes options representing the right to acquire 23,332 shares of Class A Common Stock, 9,666 of which vested June 11, 1998 and 13,666 of which vested June 11, 1999. Does not include 159,667 options, 8,333 of which will vest on December 24, 1999, 52,667 of which will vest of June 11, 2000, 8,333 of which will vest on December 24, 2000, 43,000 of which will vest on June 11, 2001, 8,334 of which will vest on December 24, 2001 and 39,000 of which will vest on June 11, 2002.

 (8) Includes options representing the right to acquire 23,332 shares of Class A Common Stock, 9,666 of which vested June 11, 1998 and 13,666 of which vested June 11, 1999. Does not include 29,667 options, 17,667 of which will vest on June 11, 2000, 8,000 of which will vest on June 11, 2001 and 4,000 of which will vest on June 11, 2002.

 (9) Mr. Friedman, who is a Managing Director of Goldman Sachs & Co., may be deemed to own beneficially and indirectly the shares owned beneficially by Goldman Sachs & Co. and GS Inc. Mr. Friedman disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest in those shares.

(10) Includes options granted to each of Messrs. Questrom, Semel and Strom under the 1997 Non-Employee Director Option Plan representing the right to acquire 5,250 shares of Class A Common Stock, 3,750 of which vested on September 5, 1998 and 1,500 of which vested on April 1, 1999 and options granted to Mr. Bennack, 3,750 of which vested on January 12, 1999. Does not include unvested options granted to Messrs. Bennack, Fleishman, Questrom, Semel and Strom under the 1997 Non-Employee Director Option Plan representing the right to acquire 6,750, 7,500, 8,250, 8,250 and 8,250 shares of Class A Common Stock, respectively. See "Executive
     Compensation -- 1997 Non-Employee Director Option Plan" below.

(11) According to a Schedule 13D filed on March 19, 1999: (i) BAMCO, Inc. ("BAMCO") beneficially owns 10,360,000 shares of Class A Common Stock; (ii) Baron Asset Fund ("BAF"), an investment advisory client of BAMCO, beneficially owns 10,360,000 shares of Class A Common Stock; (iii) Baron Capital Management, Inc. ("BCM") beneficially owns 1,492,400 shares of Class A Common Stock; (iv) Baron Capital Group, Inc. ("BCG"), the parent holding company of BAMCO and BCM, beneficially owns 11,852,400 shares of Class A Common Stock; and (v) Ronald Baron, who holds a controlling interest in BCG, beneficially owns 11,852,400 shares of Class A Common Stock. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. Each of the persons shares voting and dispositive powers with respect to its or his shares. The address of each of the persons is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(12) According to a Schedule 13G filed on June 10, 1999: (i) each of FMR Corp. and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., beneficially own 3,774,800 shares of Class A Common Stock, as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"); (ii) each of Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., may be deemed to beneficially own 3,774,800 shares of Class A Common Stock as a result of their voting control over FMR Corp.; and (iii) Fidelity Magellan Fund, one of the Fidelity Funds, owns beneficially 2,333,700 shares of Class A Common Stock. Each of Edward C. Johnson 3d, FMR Corp, through its control of Fidelity, and the Fidelity Funds, has sole power to dispose of the 3,744,800 shares of Class A Common Stock owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson has the sole power to vote or direct the voting the shares of Class A Common Stock owned directly by the Fidelity Funds. The address of each of the persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(13) Includes vested options granted to all directors and executive officers as a group under the 1997 Stock Incentive Plan representing the right to acquire 1,060,160 shares of Class A Common Stock. Does not include unvested options granted to all directors and executive officers as a group under the 1997 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan representing the right to acquire 1,232,335 shares of Class A Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to beneficial owners of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended April 3, 1999, or written representations from certain reporting persons that no Forms 5 were required for those persons, all transactions were reported on a timely basis, except that F. Lance Isham, the Company's President, failed to file on a timely basis a Form 3 with respect to his appointment as an executive officer on November 10, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly-compensated executive officers of the Company (the "Named Executive Officers") in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended April 3, 1999, March 28, 1998 and March 29, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                            ALL OTHER
                                                   ANNUAL COMPENSATION(1)        LONG TERM COMPENSATION    COMPENSATION
                                                ----------------------------    ------------------------   ------------
                                                                                         AWARDS
                                                                                         ------
                                                                                RESTRICTED    SECURITIES
                                                                                  STOCK       UNDERLYING
                                                        SALARY       BONUS        AWARDS       OPTIONS
         NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)          ($)           (#)           ($)
         ---------------------------            ----    ------       -----      ----------    ----------       ---
Ralph Lauren..................................  1999   1,000,000   2,517,000            0      250,000      3,348,397(2)
  Chairman of the Board and Chief Executive     1998   1,000,000   4,365,000            0      500,000      3,340,371(2)
  Officer                                       1997   2,700,000           0            0            0      2,739,069(2)
Michael J. Newman.............................  1999     900,000   1,354,300            0      150,000        488,450(3)
  Vice Chairman and Chief Operating Officer     1998     879,616   1,819,522    1,333,000(7)   350,000        673,719(3)
                                                1997     800,000   5,167,000(7)         0            0        588,436(3)
F. Lance Isham................................  1999     776,923     233,077    2,000,000(8)    42,000        443,640(4)
  President                                     1998     700,000     673,750            0      100,000        653,226(4)
                                                1997     500,000     500,000            0            0        342,210(4)
Hamilton South................................  1999     438,462           0            0       37,000         47,978(5)
  Group President and Chief Marking Officer     1998     375,000     216,225            0       29,000         51,032(5)
                                                1997     258,654     155,192            0            0         27,483(5)
Victor Cohen..................................  1999     380,000           0            0       12,000         58,642(6)
  Senior Vice President, General Counsel &      1998     380,000     207,480            0       29,000         70,721(6)
  Secretary                                     1997     360,000     216,000            0            0         66,180(6)

---------------
(1) Other annual compensation did not exceed $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.

(2) The amounts reported under "All Other Compensation" in fiscal 1999, fiscal 1998 and fiscal 1997 for Mr. Lauren include the value of Company-paid premiums on split-dollar life insurance policies on the lives of the executive and his spouse in the amount of $3,327,045, $3,321,235 and $2,722,045, respectively. The Company will recover all premiums paid by it at the time death benefits are paid thereon, and may recover such amounts earlier under certain circumstances. See "Certain Relationships and Related Transactions." The amounts reported in fiscal 1999, fiscal 1998 and fiscal 1997 also reflect (i) supplementary medical benefits in the amounts of $14,952, $11,936 and $10,683, respectively; and (ii) benefits paid under the Company's 401K Plan (as defined) in the amounts of $6,400, $7,200 and $6,341, respectively.

(3) The amounts reported under "All Other Compensation" in fiscal 1999, fiscal 1998 and fiscal 1997 for Mr. Newman reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amount of $2,866, $5,772 and $10,115, respectively; (ii) supplementary medical benefits in the amounts of $1,276, $5,951 and $2,337, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $178,626, $185,983 and $322,159, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts (as defined) in the amount of $294,482, $464,063 and $246,561, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,200, $11,950 and $7,264, respectively.

(4) The amounts reported under "All Other Compensation" in fiscal 1999, fiscal 1998 and fiscal 1997 for Mr. Isham reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $7,784, $11,252 and $11,166, respectively; (ii) supplementary medical benefits in the amounts of $3,737, $4,786 and $5,023, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $94,889, $105,011 and $78,629, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts in the amounts of $326,030, $520,227 and $236,551, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,200, $11,950, and $10,841, respectively.

(5) The amounts reported under "All Other Compensation" in fiscal 1999, fiscal 1998 and fiscal 1997 for Mr. South reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $7,112, $6,899 and $6,686, respectively; (ii) supplementary medical benefits in the amounts of $3,056, $695 and $105, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $26,610, $31,488 and $20,692, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,200, $11,950 and $0, respectively.

(6) The amounts reported under "All Other Compensation" in fiscal 1999, fiscal 1998 and fiscal 1997 for Mr. Cohen reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $1,672, $3,942 and $7,051, respectively; (ii) supplementary medical benefits in the amounts of $1,379, $3,830 and $2,362, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $44,391, $50,999 and $45,926, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $11,200, $11,950 and $10,841, respectively.

(7) Upon commencement of the initial public offering, Mr. Newman was granted 76,923 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $26.00 per share, based upon the initial public offering price. The restricted shares vested immediately with respect to one-third of the shares, on the second anniversary of the initial public offering with respect to one-third of the shares and will vest ratably with respect to the remaining shares on the third anniversary of the commencement of the initial public offering, subject to Mr. Newman's continued employment with the Company. The 25,641 shares which vested immediately were awarded to Mr. Newman as payment of his fiscal 1997 bonus. At April 3, 1999, the aggregate number of unvested restricted shares held by Mr. Newman were 51,282 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of April 1, 1999) was $1,003,204.

(8) On November 10, 1998, Mr. Isham was granted 104,575 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $19.125 per share, based upon the mean between the high and the low sales price per share on that date. The restricted shares vest ratably on each of the third, fourth and fifth anniversaries of the grant date, subject to Mr. Isham's continued employment with the Company. At April 3, 1999, the aggregate number of unvested restricted shares held by Mr. Isham were 104,575 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of April 1, 1999) was $2,045,748.

                          OPTION GRANTS IN FISCAL 1999

                                                      INDIVIDUAL GRANTS
                         ---------------------------------------------------------------------------
                           NUMBER OF      PERCENT OF
                          SECURITIES     TOTAL OPTIONS
                          UNDERLYING      GRANTED TO     EXERCISE                        GRANT DATE
                            OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION         PRESENT
                         GRANTED(#)(1)    FISCAL 1999    ($/SHARE)         DATE          VALUE($)(2)
                         -------------   -------------   ---------   -----------------   -----------
Ralph Lauren...........     250,000         14.64%       $28.21875   June 11, 2008       $3,505,000
Michael J. Newman......     150,000          8.78%       $28.21875   June 11, 2008       $2,103,000
F. Lance Isham.........      42,000          2.46%       $28.21875   June 11, 2008       $  588,840
Hamilton South.........      12,000          0.70%       $28.21875   June 11, 2008       $  168,240
                             25,000          1.46%       $17.125     December 24, 2008   $  350,500
Victor Cohen...........      12,000          0.70%       $28.21875   June 11, 2008       $  168,240

---------------
(1) The options granted in fiscal 1999 to the Named Executive Officers have a term of 10 years and were granted pursuant to the Company's 1997 Stock Incentive Plan. The options vest pro rata over a three-year period from the date of grant for all executives.

(2) As permitted by the Securities and Exchange Commission rules, the Company elected to present the Grant Date Present Value of the options set forth in this table calculated using the Black-Scholes option-pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: expected time of exercise of 6 years, volatility of 44%, risk-free interest rate of 5.46% and no future dividends. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company's Common Stock.

           AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999
                           YEAR-END OPTION VALUES(1)

                            NUMBER OF SECURITIES UNDERLYING         VALUES OF UNEXERCISED IN-THE-MONEY
                          UNEXERCISED OPTIONS ON APRIL 3, 1999           OPTIONS ON APRIL 3, 1999
                          ------------------------------------      -----------------------------------
                          EXERCISABLE           UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE(2)
                          ------------          --------------      -----------        ----------------
Ralph Lauren............    500,000                250,000              $0                      $0
Michael J. Newman.......    116,667                383,333              $0                      $0
F. Lance Isham..........     33,333                108,667              $0                      $0
Hamilton South..........      9,666                 56,334              $0                 $60,938
Victor Cohen............      9,666                 31,334              $0                      $0

---------------
(1) No options were exercised in fiscal 1999.

(2) Calculated using the closing price of $19.5625 per share on April 1, 1999, the last trading day in fiscal 1999, minus the option exercise price.

EXECUTIVE COMPENSATION AGREEMENTS

     Deferred Compensation Agreements. The Company has entered into deferred compensation agreements with each of Messrs. Newman and Isham (effective as of April 1, 1993 and April 1, 1995, respectively, and expiring on March 31, 2003 and March 31, 2005, respectively) (each a "Deferred Compensation Agreement").

     The Deferred Compensation Agreements generally provide that the Company will, on a monthly basis, contribute to trusts established by the Company (the "Executive Deferred Compensation

Trusts"), and credit a book reserve account in the executive's name (the "Deferred Compensation Account"), an amount equal to 20% of the executive's monthly base salary, and, in the case of Mr. Isham, 20% of the executive's monthly base salary and any incentive or bonus payments received by him during such month, provided that the executive is employed with the Company on the last day of such month. On November 10, 1998, Mr. Isham's Deferred Compensation Agreement was amended such that for any period following fiscal 1999, the Company will credit Mr. Isham's Deferred Compensation Account for an amount equal to 20% of Mr. Isham's monthly base salary only. Amounts contributed to the Executive Deferred Compensation Trusts and credited to the executive's Deferred Compensation Account will be invested and reinvested by the trustee of the Executive Deferred Compensation Trusts (the "Trustee") in one or more mutual funds managed by the Vanguard Group of Investment Companies, at the executive's election. This deferred compensation arrangement is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, any funds invested under the Executive Deferred Compensation Trusts continue to be part of the general funds of the Company.

     The executive's interest in his Deferred Compensation Account vests at the rate of 20% per year on the anniversary date of the effective date of the Deferred Compensation Agreement, but only if the executive has remained continuously employed by the Company as of each anniversary date. However, in the event that the executive's employment is terminated by disability or by the Company other than for "cause" or if the executive terminates his employment for "good reason", the executive will be 100% vested. On the earlier date of the expiration of the term of the Deferred Compensation Agreement or the earliest date practicable following the executive's termination of employment with the Company for any reason, the Company is obligated to make a lump sum payment to the executive equal to the vested amount credited to his Deferred Compensation Account.

     Ralph Lauren's Employment Agreement. Effective June 9, 1997, the Company entered into an employment agreement with Mr. Lauren (the "Lauren Agreement"). The Lauren Agreement was amended and restated effective April 4, 1999, principally to expand Mr. Lauren's possible range of annual bonus payments and to comply with the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The amendments also provide that the Company is obligated, until fully funded in accordance with applicable insurance projections, to continue to maintain in accordance with prior practice, and make premium contributions with respect to, certain split-dollar and other life insurance arrangements between the Company and Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them, that have previously been maintained or contributed to by the Company. See "Executive Compensation -- Summary Compensation Table." The Lauren Agreement provides for Mr. Lauren's employment as Chairman of the Board of Directors and Chief Executive Officer of the Company for a term of five years (the "Lauren Term"), subject to automatic, successive one-year extensions thereafter unless either party gives the other 90 days prior written notice that the Term will not be extended.

     Pursuant to the Lauren Agreement, during fiscal 1999, Mr. Lauren was entitled to a base salary of $1,000,000 and annual bonus payment within a range of $2,000,000 to $5,000,000, with $3,500,000 payable for achieving 100% of targeted performance goals. The Lauren Agreement, as amended and restated, provides, beginning fiscal 2000, for an annual base salary of $1,000,000 and annual bonus payments within a range of $0 to $8,000,000; provided that Mr. Lauren's entitlement to receive the annual bonus during any period when compensation payable pursuant to the Lauren Agreement is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual bonus opportunity that complies with the requirements of Section 162(m) of the Code. Pursuant to the Lauren Agreement, with respect to at least each of the first three fiscal years occurring after the commencement of the Company's initial public offering, Mr. Lauren is to receive options to purchase 250,000 shares of Class A Common Stock (the "Annual Lauren Options") at an exercise price per share equal to the fair market value per share of Class A Common Stock as of the date of grant. The Annual Lauren

Options vest and become exercisable ratably over three years on each of the first three anniversaries of the date of grant. Pursuant to the Lauren Agreement, Mr. Lauren is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers in which he participated at the time of the Company's initial public offering and will be eligible to participate in any future employee benefit plans and arrangements established for senior officers of the Company on terms no less favorable than are provided to any other senior executive officer of the Company.

     The Company may terminate Mr. Lauren's employment in the event of his death or disability, in which case Mr. Lauren or his estate will be entitled to a lump sum cash payment equal to the sum of: (i) his base salary through the date on which his death or termination due to disability occurred; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) a pro-rata portion of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred. In addition, any unvested options will vest immediately.

     If Mr. Lauren resigns with "Good Reason," or if the Company terminates Mr. Lauren's employment without "Cause," or if the Company elects not to extend the Term, then Mr. Lauren is entitled to receive an immediate lump sum cash payment equal to the sum of: (i) his base salary otherwise payable through the later of
(a) June 11, 2002, or (b) three years from the date of termination (the "Severance Period"); (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) bonus compensation for each full or partial fiscal year that occurs during the Severance Period equal to the average annual bonus paid to Mr. Lauren in each of the immediately preceding two fiscal years; provided that the amount of bonus compensation for any partial fiscal year beyond the third fiscal year following the date of Mr. Lauren's termination will be pro-rated. In addition, any unvested options will continue to vest on schedule, provided that Mr. Lauren complies with certain non-competition and other restrictive covenants and during the Severance Period the Company will (i) continue to provide Mr. Lauren with office facilities and secretarial assistance; and (ii) continue to provide Mr. Lauren with welfare and medical plan coverage and certain other fringe benefits.

     If Mr. Lauren resigns without Good Reason or if the Company terminates Mr. Lauren's employment for Cause or if Mr. Lauren elects not to renew the Term, then Mr. Lauren is entitled to an immediate lump sum cash payment equal to the sum of: (i) his base salary through the date of termination; and (ii) any accrued but unpaid compensation for any prior fiscal year. Mr. Lauren will also receive the pro-rata portion of his annual bonus for the fiscal year in which termination occurred to be paid when bonuses are normally paid. In addition, any unvested options will be forfeited.

     "Good Reason," for the purposes of the Lauren Agreement, the Newman Agreement and the Isham Agreement (each as defined), means: (i) a material diminution in the executive's duties or the assignment to the executive of a title or duties inconsistent with his position; (ii) a reduction in base salary or annual incentive bonus opportunity; (iii) a failure by the Company to comply with any material provision of the executive's employment agreement; or (iv) the executive's ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of the Company's shareholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of Section 162(m) of the Code; provided that the events described in clauses (i), (ii) and (iii) will not constitute Good Reason unless and until such diminution, reduction or failure (as applicable) has not been cured within thirty days after notice of such noncompliance has been given to the Company. "Cause" means: (i) the willful and continued failure by the executive to substantially perform his or her duties; (ii) a conviction of or plea of nolo contendere to a crime constituting any felony; or (iii) willful gross misconduct relating to the executive's employment that is materially injurious to the Company or subjects the Company to public ridicule or embarrassment.

     Pursuant to the Lauren Agreement, Mr. Lauren cannot compete with the Company during the term of his employment. In addition, if Mr. Lauren resigns his employment without Good Reason, then Mr. Lauren cannot compete with the Company in violation of the Lauren Agreement until the later of: (i) the expiration of the Term, or (ii) two years from the date of termination of employment. If Mr. Lauren resigns with Good Reason or if the Company terminates Mr. Lauren's employment without Cause, then Mr. Lauren cannot compete with the Company for two years from the date of termination of employment. If Mr. Lauren's employment is terminated for Cause, the Company may elect to prohibit Mr. Lauren from competing with the Company for up to two years in consideration for the payment of an amount equal to Mr. Lauren's base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Lauren is prohibited from competing with the Company.

     Michael Newman's Employment Agreement. Effective June 9, 1997, the Company entered into an amended and restated employment agreement with Mr. Newman (the "Newman Agreement"), which provides for his employment as Vice Chairman and Chief Operating Officer of the Company. The Newman Agreement has a term of five years (the "Newman Term"), subject to automatic, successive one year extensions thereafter unless either party gives the other twelve months prior notice that the Newman Term will not be extended. In addition, Mr. Newman's annual base salary will not be less than $900,000 and Mr. Newman will be eligible to earn an annual incentive bonus calculated as a percentage of the Company's Income Before Taxes ("IBT") in excess of $75 million. For IBT of $75 million to $150 million, Mr. Newman will receive 1.75% of IBT in excess of $75 million. For IBT of $150 million to $200 million, Mr. Newman will receive 1% of IBT in excess of $150 million. For IBT over $200 million, Mr. Newman will receive 0.5% of IBT in excess of $200 million. Under the Newman Agreement, Mr. Newman's total incentive bonus may not exceed $3 million per year and Mr. Newman's entitlement to payment of an incentive bonus during any period when the compensation payable pursuant to the Newman Agreement is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual incentive bonus opportunity that complies with the requirements of Section 162(m) of the Code.

     With respect to at least each of the first three fiscal years occurring after the commencement of the initial public offering, Mr. Newman is to be granted options to purchase 150,000 shares of Class A Common Stock at an exercise price equal to the fair market value per share of Class A Common Stock as of the date of grant. All of Mr. Newman's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     Pursuant to the Newman Agreement, if Mr. Newman resigns for Good Reason or if the Company terminates his employment without Cause, then Mr. Newman will receive a pro-rata portion of his incentive bonus for the year of termination plus an amount, payable over a three-year period, equal to the sum of: (i) the greater of (x) three and (y) five, less the number of years (including fractions thereof) that shall have elapsed since June 11, 1997, times his annual base salary, plus (ii) two times his average annual incentive bonus paid over the preceding two years. Any unvested restricted shares or options will continue to vest as scheduled, provided that Mr. Newman continues to comply with certain non-competition and other restrictive covenants. In addition, Mr. Newman will be entitled to (i) continued participation in the Company's health benefit plans during such three-year period, (ii) continued use of his Company automobile until the then existing lease expires and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Newman's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Newman's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the Newman Term, then Mr. Newman will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years and any unvested restricted shares or options will continue to vest as described in the preceding paragraph. If Mr. Newman resigns without Good Reason or if the Company terminates his employment for Cause or if Mr. Newman elects not to renew the Newman Term, the Company will pay Mr. Newman his full salary through the date of termination and any unvested restricted shares and options will be forfeited. In the event of Mr. Newman's termination due to his death or disability, Mr. Newman will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination. In the event of Mr. Newman's death or termination due to disability, any unvested restricted shares and options held by him will vest.

     Pursuant to the Newman Agreement, Mr. Newman may not compete with the Company during the term of Mr. Newman's employment. If Mr. Newman resigns his employment without Good Reason, then he cannot compete with the Company in violation of the Newman Agreement for the later of (i) five years from the date of the commencement of the initial public offering and (ii) two years after his employment ends. If Mr. Newman resigns for Good Reason or the Company terminates his employment without Cause, then he cannot compete with the Company for two years from the date of termination of his employment. If Mr. Newman's employment is terminated for Cause, the Company may elect to prohibit Mr. Newman from competing with the Company for up to two years in consideration for the payment of an amount equal to Mr. Newman's base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Newman is prohibited from competing with the Company.

     F. Lance Isham's Employment Agreement. Effective November 10, 1998, the Company entered into an amended and restated employment agreement with Mr. Isham (the "Isham Agreement"), which provides for his employment as President of the Company. The Isham Agreement has a term of five years (the "Isham Term"), subject to automatic, successive one year extensions thereafter unless either party gives the other twelve months prior notice that the Isham Term will not be extended. In addition, Mr. Isham's annual base salary will not be less than $900,000, and beginning in fiscal 2000, Mr. Isham will be eligible to earn an annual incentive bonus of up to 230% of Mr. Isham's annual base salary based upon the extent to which corporate performance goals established by the Compensation Committee of the Board of Directors are achieved. For fiscal 1999, Mr. Isham's bonus opportunity was based on his actual salary earnings for the year and calculated as if Mr. Isham had remained Group President and Chief Operating Officer of Men's Wholesale for the full fiscal year. Under the Isham Agreement, Mr. Isham's entitlement to payment of an incentive bonus during any period when the compensation payable pursuant to the Isham Agreement is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual incentive bonus opportunity that complies with the requirements of Section 162(m) of the Code.

     On March 22, 1998, Mr. Isham was issued restricted shares of Class A Common Stock with a fair market value (based upon the fair market value of the Class A Common Stock on November 10, 1998, being the effective date of the Isham Agreement) equal to $2 million. The restricted shares will vest ratably over three years beginning on the third anniversary of the effective date of the Isham Agreement, subject to Mr. Isham's continued employment with the Company through each vesting date. In addition, with respect to at least each of fiscal 2000 and fiscal 2001, Mr. Isham will be granted options to purchase at least 100,000 shares of Class A Common Stock at an exercise price equal to the fair market value per share of Class A Common Stock as of the date of grant. All of Mr. Isham's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     Pursuant to the Isham Agreement, if Mr. Isham resigns for Good Reason or if the Company terminates his employment without Cause, then Mr. Isham will receive a pro-rata portion of his incentive bonus for the year of termination (based on the average annual incentive bonus paid to Mr. Isham in the preceding two years) plus an amount, payable over a three-year period, equal to the sum of: (i) the greater of (x) three and (y) five, less the number years (including fractions thereof) that shall have elapsed since November 10, 1998 (the effective date of the Isham Agreement), times his annual base salary, plus (ii) two times his average annual incentive bonus paid over the preceding two years. Any unvested restricted shares or options will continue to vest as scheduled, provided that Mr. Isham continues to comply with certain non-competition and other restrictive covenants. In addition, Mr. Isham will be entitled to (i) continued participation in the Company's health benefit plans during such three-year period, (ii) continued use of his Company automobile until the then existing lease expires and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Isham's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Isham's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the Isham Term, then Mr. Isham will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years and any unvested restricted shares or options will continue to vest as described in the preceding paragraph. If Mr. Isham resigns without Good Reason or if the Company terminates his employment for Cause or if Mr. Isham elects not to renew the Isham Term, the Company will pay Mr. Isham his full salary through the date of termination and any unvested restricted shares and options will be forfeited. In the event of Mr. Isham's termination due to his death or disability, Mr. Isham will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination. In the event of Mr. Isham's death or termination due to disability, any unvested restricted shares and options held by him will vest.

     Pursuant to the Isham Agreement, Mr. Isham may not compete with the Company during the term of Mr. Isham's employment. If Mr. Isham resigns his employment without Good Reason, then he cannot compete with the Company in violation of the Isham Agreement for the later of (i) five years from the date of the commencement of the initial public offering and (ii) two years after his employment ends. If Mr. Isham resigns for Good Reason or the Company terminates his employment without Cause, then he cannot compete with the Company for two years from the date of termination of his employment. If Mr. Isham's employment is terminated for Cause, the Company may elect to prohibit Mr. Isham from competing with the Company for up to two years in consideration for the payment of an amount equal to Mr. Isham's base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Isham is prohibited from competing with the Company. The non-compete provisions of the Isham Agreement will not apply if Mr. Isham gives the Company 90 days' prior written notice that he has elected to terminate his employment other than for Good Reason following the appointment of a person other than Mr. Lauren, Mr. Newman or Mr. Isham to the position of chief executive officer of the Company, provided (i) Mr. Isham has remained in his position for a period of nine months following such date, and (ii) no more than 18 months shall have elapsed from the date of any such appointment prior to the giving of written notice of termination.

     Hamilton South's Employment Agreement. Effective November 10, 1998, the Company entered into an employment agreement with Mr. South (the "South Agreement"), which provides for his employment as Group President and Chief Marketing Officer of the Company. The South Agreement has a term of three years (the "South Term") subject to automatic, successive one year extensions thereafter unless either party gives the other twelve months prior notice that the South Term will not be extended. In addition, Mr. South's annual base salary will not be less than $500,000 and, beginning in fiscal 2000, Mr. South will be eligible to earn an annual incentive bonus with a maximum of no less than 100% of Mr. South's annual base salary based upon the extent to which corporate performance goals established by the Compensation Committee of the Company's Board of Directors are achieved. Under the South Agreement, Mr. South's entitlement to payment of an incentive bonus during any period when the compensation payable pursuant to the South Agreement is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual incentive bonus opportunity that complies with the requirements of Section 162 (m) of the Code.

     With respect to at least fiscal 2000 and fiscal 2001, Mr. South will be eligible to receive grants of additional options at the level of a Group President, the determination whether to make such grants, individually and/or as a group, and the amount thereof being in the sole discretion of the Compensation Committee. Mr. South's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     Pursuant to the South Agreement, if Mr. South resigns for Good Reason or if the Company terminates his employment for any reason other than death, disability or Cause and other than due to the Company's election not to extend the South Term, then Mr. South will receive (A) a pro-rata portion of his incentive bonus for the year of termination (based on the average annual incentive bonus paid to Mr. South over the preceding two years), plus (B) an amount equal to the sum of: (i) the greater of (x) two and (y) three, less the number of years (including fractions thereof) that shall have elapsed since November 10, 1998 (the effective date of the South Agreement), times his annual base salary, plus (ii) one and one-half times his average annual incentive bonus paid over the preceding two years. Amounts paid pursuant to clause (B) shall be paid in equal monthly installments from the date of termination for a period of two years, or three years less the number of years (including fractions thereof) that shall have elapsed since November 10, 1998, as applicable (the "South Severance Period"). In addition, Mr. South will be entitled to (i) continued participation in the Company's health benefit plans during the South Severance Period, (ii) continued use of his Company automobile during the South Severance Period or until the then existing lease expires, whichever is shorter, and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. South's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. South's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the South Term, then Mr. South will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years. If Mr. South resigns without Good Reason or if the Company terminates his employment for Cause, the Company will pay Mr. South his full salary through the date of termination. If Mr. South's employment terminates due to either the Company's or Mr. South's election not to extend the South Term, Mr. South will receive his salary through the date of termination plus the bonus, if any, that Mr. South would have been entitled to receive had he remained in the Company's employment through the end of its fiscal year, prorated to the date of termination. In the event of Mr. South's termination due to his death or disability, Mr. South will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination (based on the average annual incentive bonus paid to Mr. South over the preceding two years).

     "Good Reason," for purposes of the South Agreement means: (i) a material diminution in Mr. South's duties or the assignment to Mr. South of a title or duties inconsistent with his position; (ii) a material change in Mr. South's reporting line such that Mr. South no longer reports to the Office of the Chairman (comprised of the Chairman and Chief Executive Officer and the Vice Chairman and Chief Operating Officer); (iii) a reduction in base salary or annual incentive bonus opportunity; (iv) a failure by the Company to comply with any material provision of the South Agreement ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of the Company's shareholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of Section 162(m) of the Code; provided that the events described in clauses (i), (ii), (iii) and (iv) will not constitute Good Reason unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty days after notice of such noncompliance has been given to the Company. "Cause" means: (i) the willful and continued failure by Mr. South to substantially perform his duties; (ii) a conviction of or plea of nolo contendere to a crime constituting any felony; or (iii) willful gross misconduct relating to Mr. South's employment that is materially injurious to the Company or subjects the Company to public ridicule or embarrassment.

     Pursuant to the South Agreement, Mr. South may not compete with the Company during the term of his employment. If Mr. South resigns his employment without Good Reason, then he cannot compete with the Company in violation of the South Agreement until the later of (i) three years from the effective date of the South Agreement and (ii) twelve months after his employment ends. If Mr. South resigns for Good Reason or the Company terminates his employment without Cause, then he cannot compete with the Company for twelve months from the date of termination of his employment. If Mr. South's employment is terminated for Cause, the Company may elect to prohibit Mr. South from competing with the Company for up to twelve months in consideration for the payment of an amount equal to Mr. South's base salary and bonus (equal to the average annual incentive bonus over the preceding two years). The non-compete provisions of the South Agreement will not apply if Mr. South gives the Company 90 days' prior written notice that he has elected to terminate his employment other than for Good Reason after the date Mr. Lauren ceases to be chief executive officer of the Company, provided (i) Mr. South has remained in his position for a period of nine months following such date, and (ii) no more than 18 months shall have elapsed from the date of Mr. Lauren's ceasing to be the chief executive officer of the Company.

1997 STOCK INCENTIVE PLAN

     The Company's 1997 Long-Term Stock Incentive Plan (the "1997 Stock Incentive Plan") is intended generally to promote the interests of the Company and its stockholders by: (i) attracting and retaining exceptional officers and other employees, directors and consultants of the Company and its subsidiaries;
(ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. All officers or other employees, consultants to, or directors of the Company or any of its subsidiaries are eligible to be designated a participant under the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan is currently administered by a subcommittee of two members of the Compensation Committee designated by the Board of Directors to administer the 1997 Stock Incentive Plan (the "Stock Plan Committee"), each of whom is a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and an "outside director" (within the meaning of Section 162(m) of the Code), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of 10,000,000 shares of the Company's Class A Common Stock (the "Shares"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options;
(ii) stock options intended to qualify as incentive stock options under section 422 of the Code; (iii) stock appreciation rights; (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided, that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the 1997 Stock Incentive Plan in any fiscal year may not exceed 600,000 and the maximum number of Shares which may be paid to a participant in the 1997 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the 1997 Stock Incentive Plan) in respect of a single performance period will be 600,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If any Shares covered by an award granted under the 1997 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award will again be, or will become, Shares with respect to which awards may be granted under the 1997 Stock Incentive Plan.

     Awards made under the 1997 Stock Incentive Plan are subject to such terms, including vesting and exercise price, if applicable, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; provided, that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code.

     In addition to the foregoing, the Stock Plan Committee has the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and stock appreciation rights are intended to qualify as "performance-based compensation" under Section 162(m) of the Code provided that the exercise price or grant price, as the case may be, is established by the Stock Plan Committee to be equal to the Fair Market Value (as defined in the 1997 Stock Incentive Plan) per Share as of the date of grant, this form of award enables the Stock Plan Committee to treat certain other awards (including stock options and stock appreciation rights with an exercise price less than Fair Market Value) under the 1997 Stock Incentive Plan as "performance-based compensation" and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are "covered employees" as defined in Section 162(m) of the Code.

     Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Stock Plan Committee for such period. The Stock Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 1997 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (or subsidiary, affiliate, division or operational unit in the Company) and will be limited to the following: return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, profit margin, earnings per share, net earnings, operating earnings, price per share, earnings before interest and taxes and sales or market share.

     With regard to a particular performance period, the Stock Plan Committee has the discretion, subject to the 1997 Stock Incentive Plan's terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion will be exercised by the Stock Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Stock Plan Committee upon the period's close. In determining entitlement to payment in respect of a Performance Compensation Award, the Stock Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under Section 162(m) of the Code.

     The Stock Plan Committee has the discretion under the 1997 Stock Incentive Plan to provide that options granted under the 1997 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

     In the event of a "change of control" (as defined in the 1997 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control.

     In fiscal 1999, awards under the 1997 Stock Incentive Plan in the form of nonqualified stock options representing the right to acquire an aggregate of approximately 1,545,750 Shares (net of forfeitures) were granted to employees of the Company and its subsidiaries, including without limitation, the Company's Chief Executive Officer and other executive officers of the Company. Of such option grants, options to acquire 515,000 Shares were granted to all executive officers as a group, including options to acquire 250,000, 150,000, 42,000, 37,000 and 12,000 Shares to Messrs. Lauren, Newman, Isham, South and Cohen, respectively.

     In addition, pursuant to the Isham Agreement, in fiscal 1999 Mr. Isham was awarded 104,575 restricted shares under the 1997 Stock Incentive Plan. See "Executive Compensation Agreements -- F. Lance Isham's Employment Agreement."

1997 NON-EMPLOYEE DIRECTOR OPTION PLAN

     A maximum of 500,000 shares of Class A Common Stock, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, has been reserved by the Company for issuance pursuant to options under the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Non-Employee Director Option Plan").

     Eligible persons under the plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). The 1997 Non-Employee Director Option Plan is intended to be a largely self-governing formula plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board of Directors of the Company.

     Each person who is an Outside Director as of April 1 of each calendar year during the term of the 1997 Non-Employee Director Option Plan and who first became a Director prior to October 1 of the preceding year will receive an option to purchase 3,000 shares of Class A Common Stock as of such date; and
(ii) each Person who first becomes an elected director after the effective date of the initial public offering will receive an option to purchase 7,500 shares of Class A Common Stock on the date of their initial election. All options granted under the 1997 Non-Employee Director Option Plan will be "nonqualified" stock options subject to the provisions of section 83 of the Code.

     During fiscal 1999, Mr. Fleishman received options to purchase 7,500 shares of Class A Common Stock on the date of his initial election. On April 1, 1999, Messrs. Bennack, Questrom, Semel and Strom, each of whom was a Director prior to October 1, 1998, each received options to purchase 3,000 shares of Class A Common Stock.

     Options will vest and become exercisable with respect to 50% of the shares initially subject to the options on each of the first and second anniversaries of the date of grant subject to an outside Director's continued service as a Director of the Company, and will terminate on the earliest of the following:
(a) the expiration of ten years from the date of grant; and (b) the expiration of two years from the date the optionee's service as an Outside Director terminates for any reason.

     The exercise price per share of Class A Common Stock purchasable under all options granted under the 1997 Non-Employee Director Option Plan is the Fair Market Value (as defined in the 1997 Non-Employee Director Option Plan) of a share of Class A Common Stock on the date the option is granted.

EXECUTIVE INCENTIVE PLAN

     The Company's executive incentive plan (the "Executive Incentive Plan") is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual strategic goals. During fiscal 1999, approximately 150 employees were eligible to receive a bonus award pursuant to the Executive Incentive Plan.

     Under the Executive Incentive Plan, each participant was eligible in fiscal 1999 to receive a range of levels of incentive bonus (each expressed as a percent of such participant's annual base salary) according to his or her position in the Company, if pre-established pre-tax net income objectives of the Company and/or of the participant's operating division were met. In fiscal 1999, the bonus award of the Company's Group Presidents and Design Senior Vice Presidents pursuant to the Executive Incentive Plan was based 50% on the satisfaction of pre-tax income objectives for the Company as a whole and 50% on the satisfaction of pre-tax income objectives for each such participant's operating division. The bonus awards of most other participants working in the Company's operating divisions were based 30% on the satisfaction of pre-tax income objectives for the Company as a whole and 70% on the satisfaction of pre-tax income objectives for the participant's operating division. In addition, designated participants working in centralized Company positions had their bonus determined entirely according to overall Company performance. In addition to net income goals, each operating division and centralized group sets three to four other strategic performance goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these objectives can increase the incentive payout of participants. No payments will be made under the Executive Incentive Plan in any fiscal year in which the Company is not profitable, regardless of the performance of any particular division.

     In fiscal 1999, the maximum bonus payable under the Executive Incentive Plan as a percent of salary was 100% for persons at the Group President level and Design Senior Vice Presidents, 60% for the Company's Senior Vice Presidents and Divisional Presidents and 40% or less for all other participants. These levels remain in effect for fiscal 2000, but participants will be eligible to earn their bonuses on a continuum expressed as a percentage of from 5-100% of their target bonus and performance against strategic goals may result in the raising or lowering of a bonus by up to 20%.

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

     Beginning with fiscal 2000, a new annual incentive plan for designated executive officers is proposed for stockholder approval to ensure that bonuses payable to such officers are deductible by the Company for Federal income tax purposes in accordance with Section 162(m) of the Code. See "APPROVAL OF THE POLO RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN -- ITEM 3."

PENSION PLANS

     Polo Ralph Lauren Profit Sharing Retirement Savings Plan. The Company maintains and administers separate employee contribution/profit sharing plans with substantially identical terms for salaried and outlet store hourly employees of the Company, which are designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code (the "401K Plan").

     All of the Company's employees with at least one year of service are eligible to participate in the 401K Plan. The 401K Plan provides that each participant may defer up to 15% of his or her total compensation, subject to statutory limits. However, "highly compensated employees" may only defer up to 6% of their total compensation, subject to statutory limits. The Company is obligated to make a matching contribution to the 401K Plan for each participant equal to $.50 for each $1.00 deferred by the participant, except that no matching contribution will be made with respect to a participant's contribution in excess of 6% of his or her compensation. The Company may also make discretionary contributions to the 401K Plan, allocated among all eligible employees in proportion to their compensation.

     Participants are always 100% vested in their own contributions, and any investment gains or losses thereon. Company contributions, and any investment gains or losses thereon, vest 40% following the participant's second year of service and an additional 20% annually thereafter; provided, however, that the participant will become 100% vested if he or she dies, becomes disabled or reaches his or her retirement age. Subject to certain restrictions and tax consequences, a participant can receive the vested value of his or her 401K Plan account as a distribution upon leaving the employ of the Company, retiring, becoming disabled or upon his or her death.

     Supplemental Executive Retirement Plan. Key employees of the Company are eligible to participate in the Company's Supplemental Executive Retirement Plan. With respect to each plan year during which the Company reports a profit on a consolidated basis, the Company will credit a contribution to each participant's Supplemental Executive Retirement Plan account equal to 5% of his or her cash compensation, including incentive bonus, for such plan year, provided that such participant is either employed by the Company on the last day of such plan year, or has terminated employment by reason of death, retirement or disability during such plan year. Generally, the Supplemental Executive Retirement Plan provides that interest will be credited to each participant's account at 120% of the average of Moody's Long Term Composite Corporate Bond Index. However, if a participant suffers a disability or in the event that the Supplemental Executive Retirement Plan is terminated by the Company, such participant's account will be credited with 100% of Moody's Long Term Composite Corporate Bond Index rate.

     All amounts credited to a participant's Supplemental Executive Retirement Plan account will vest at the rate of 10% after the first year of participation, an additional 15% after two years of participation, an additional 20% after three years of participation, an additional 25% after four years of participation, and an additional 30% after the completion of five years of participation. In addition, each participant will be 100% vested upon attainment of age 60, at his or her death if prior to termination of employment or upon the occurrence of a disability. If the Supplemental Executive Retirement Plan is terminated within five years following a "change of control" of the Company (as defined in the Supplemental Executive Retirement Plan), each participant's account will become 100% vested. Moreover, in the event that a participant is involuntarily terminated within five years of a change of control of the Company, except for "cause," such participant will be 100% vested and may receive distributions as if the Supplemental Executive Retirement Plan had been terminated. Participants are eligible to receive distributions of the vested amounts in their Supplemental Executive Retirement Plan accounts upon retirement or in certain predesignated years. In addition, participants may receive distributions in case of termination of employment, death, disability or termination by the Company of the Supplemental Executive Retirement Plan.

COMPENSATION COMMITTEE REPORT

     The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. These compensation criteria are measured both internally and in comparison with a group of companies that compete with the Company for business and/or for executive and creative talent. The Company's compensation structure consists of base salary, variable annual cash bonuses, long-term incentive awards in the form of stock options, restricted stock awards, benefits and deferred compensation.

BASE SALARY AND BONUS

     The Company's employment agreements with Messrs. Lauren and Newman, and the employment agreement with Mr. Isham entered into in fiscal 1999, set forth base salary amounts and provide for an annual bonus payable for attaining performance goals. See "Executive Compensation Agreements." Salary levels for the other executive officers reflect historical levels (including normal increases thereto) and for many executives reflect their long tenures with the Company. The Committee reviews executive salaries annually and makes adjustments based on its assessment of each individual executive's performance and prevailing compensation levels among the Company's competitors and U.S. general industry companies. The Company's competitors, for this purpose, include certain of the companies included in the industry index used for comparison with the Company's performance in the Comparison of Cumulative Total Return graph which follows this report, as well as other companies which, in the Committee's view, compete with the Company for executive talent. These competitors may also include non-public companies and companies in related industries such as retailing or apparel wholesaling.

     For fiscal 1999, annual bonuses for the Company's executive officers (other than Messrs. Lauren and Newman) are provided for by the Executive Incentive Plan. The Executive Incentive Plan is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual financial and strategic goals, and in the case of key employees with operating division responsibility, the goals of the executive's operating division.

     Under the Executive Incentive Plan, each executive is eligible to receive various levels of a target incentive bonus (expressed as a percentage of such executive's annual base salary) according to his or her position in the Company, based on the attainment of pre-established pre-tax net income objectives of the Company, and if applicable, the particular operating division. Each operating division and corporate staff department also sets approximately three or four other strategic goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these strategic goals can increase the incentive payout of executives up to maximum levels. However, no payments are made with respect to the accomplishment of strategic goals for any year in which the Company or the executive's operating division, as applicable, does not attain a pre-established level of pre-tax net income.

     With the exception of Mr. Isham, who was promoted in November 1998 from Chief Operating Officer of the Men's Division to President of the Company, no executives of corporate staff departments received an Executive Incentive Plan bonus in fiscal 1999 as the Company did not achieve the minimum threshold performance to pay out the component of the Executive Incentive Plan based on corporate results. However, executives in certain divisions did receive Executive Incentive Plan bonuses based on the performance of their divisions. The Isham Agreement provides that for fiscal 1999, Mr. Isham's Executive Incentive Plan bonus opportunity is to be based on his actual salary earnings for the year but otherwise shall be calculated as if he had remained Group President and Chief Operating Officer of the Men's Division for the full fiscal year. Accordingly, Mr. Isham received a fiscal 1999 Executive Incentive Plan bonus of approximately $233,000 for fiscal 1999. See "Executive Compensation Agreements."

     Beginning with fiscal 2000, a new annual incentive plan for designated executive officers is proposed for stockholder approval to ensure that bonuses payable to such officers are deductible by the Company for Federal income tax purposes in accordance with Section 162(m) of the Code.

LONG-TERM EQUITY-BASED INCENTIVES

     Individual stock option awards granted during fiscal 1999, whether made pursuant to employment agreements or under the 1997 Stock Incentive Plan, were determined by the Committee or its subcommittee of non-employee directors (the "Subcommittee") based on the executive's position in the Company and its assessment of the prevailing compensation levels among the Company's competitors and U.S. general industry companies. In addition, a restricted stock grant was made in connection with the promotion of Mr. Isham.

     The Committee and its Subcommittee has the responsibility of determining long-term equity-based incentive grants to eligible executive officers and employees of the Company. The Committee anticipates that awards will continue to be primarily in the form of stock options, but also may include restricted stock and other performance and stock-based awards. The Committee expects that the size of future awards will continue to reflect the executive's position in the Company and individual performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Lauren's compensation is governed by the terms of his employment agreement with the Company (the "Lauren Agreement") and recognizes that his leadership is a critical element of the Company's success. See "Executive Compensation Agreements." It also reflects Mr. Lauren's standing in the industry, his establishment of the Company and long-term dedication to its success.

     Pursuant to the Lauren Agreement, Mr. Lauren's base salary is set at $1,000,000. The Lauren Agreement provides for an annual bonus within an expected range of $2,000,000 to $5,000,000, with $3,500,000 payable for attaining performance goals. In setting Mr. Lauren's performance targets for fiscal 1999, the Committee set Mr. Lauren's fiscal 1999 performance bonus range at from $0 to $5,000,000 based against a continuum of pre-tax income targets. Accordingly, based on the Company's pre-tax income, after the restructuring charge, of approximately $152.8 million for fiscal 1999, Mr. Lauren's annual bonus was approximately $2.52 million. Effective April 4, 1999, the Lauren Agreement was amended, among other things, to revise Mr. Lauren's possible range of annual bonus payments to $0 to $8.0 million and to comply with the deduction limitations of Section 162(m) of the Code. See "Executive Compensation Agreements." As provided by the Lauren Agreement, a grant of 250,000 options was made in fiscal 1999 and additional grants of 250,000 each will be made in fiscal 2000 and fiscal 2001.

CERTAIN TAX MATTERS

     Tax laws limit the deduction that a publicly-held corporation is allowed for compensation paid to its chief executive officer and to its four most highly compensated other executive officers. Generally, amounts paid in excess of $1 million to the chief executive officer or another such executive, other than performance compensation, cannot be deducted. For companies that have recently become publicly held, certain transition rules delay the applicability of this limit for compensation paid pursuant to a plan or arrangement that existed before the Company's shares were publicly held.

     In making its decisions, the Committee and its Subcommittee considers the deductibility of executive compensation, but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company in the future.

     Beginning with fiscal 2000, a new annual incentive plan for designated executive officers is proposed to stockholder approval to permit the deductibility of bonuses payable to such officers for Federal income tax purposes in accordance with Section 162(m) of the Code.

    Members of the Compensation Committee
      Frank A. Bennack, Jr.
      Richard A. Friedman
      Allen Questrom

PERFORMANCE GRAPH

     The following graph compares the cumulative total return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Super Cap Textile Index for the period from June 11, 1997 (the date the Class A Common Stock was priced in connection with the Company's initial public offering) through April 1, 1999, the last trading day of fiscal 1999. The returns are calculated by assuming an investment in the Company's Class A Common Stock and each index of $100 on June 11, 1997, with all dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      JUNE 11, 1997 THROUGH APRIL 1, 1999
[PERFORMANCE GRAPH]

                                                          POLO                       S&P 500                   S&P SC TEX
                                                          ----                       -------                   ----------
11-Jun-97                                                100.00                      100.00                      100.00
27-Mar-98                                                115.00                      128.00                      116.00
1-Apr-99                                                  75.00                      181.00                       79.00

                                                                 VALUE ON         VALUE ON
                                                              MARCH 27, 1998    APRIL 1, 1999
                                                              --------------    -------------
Polo Ralph Lauren Corporation...............................       $115             $ 75
Standard & Poor's 500 Index.................................       $128             $181
Standard & Poor's Super Cap Textile Index...................       $116             $ 79

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENTS

     Certain of the Lauren Family Members (as defined), the GS Group and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which each of the Lauren Family Members and GS Group have certain demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock and Class C Common Stock, as the case may be, held by them). With respect to the demand rights of the Lauren Family Members, the Lauren Family Members may make a demand once every nine months. With respect to the demand rights of the GS Group, the GS Group may make a demand once every nine months so long as the GS Group owns at least 10% of the Common Stock outstanding. Once its ownership of the Common Stock is less than 10% of the outstanding shares of Common Stock, the GS Group may make one additional demand; provided, however, that if the sale of Class A Common Stock pursuant to such demand registration does not result in the GS Group owning less than 5% of the Common Stock due to a cutback in the number of shares that it may include in such registration, such demand will not count as its one demand. In the case of each demand registration, at least $20 million of Class A Common Stock must be requested to be registered. The Lauren Family Members and the GS Group also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock and Class C Common Stock, as the case may be, under any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders and taxes payable by the selling stockholders) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company also must indemnify such persons and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933.

     As used in this Proxy, the term "Lauren Family Members" includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a "Lauren Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren's spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and
(iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Lauren Family Members. The term "Lauren Family Trust" includes trusts the primary beneficiaries of which are Mr. Lauren, Mr. Lauren's spouse, Lauren Descendants, Mr. Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS AND RELATIONSHIPS

     In connection with the reorganization that preceded the Company's initial public offering in June 1997, the stockholders of the Company and the Company entered into a stockholders' agreement (the "Stockholders' Agreement") which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the

Stockholders' Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Company's predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

     The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

     Pursuant to his employment agreement with the Company, for security purposes, Mr. Lauren and his family members are required to use the Company's or other acceptable private aircraft for any travel. Mr. Lauren reimburses the Company for personal use at swap rates charged to owners of airplanes, which rates are set by an independent aircraft management company. The Company believes that swap rates generally are lower than commercial charter rates for flights to similar destinations. Amounts reimbursed to the Company by Mr. Lauren for personal use of the Company's airplane in fiscal 1999 were approximately $250,000. Five employees of the Company perform full-time services for Mr. Lauren which are non-Company related; four employees carry out domestic activities in Mr. Lauren's household and one employee works in an administrative assistant capacity. Mr. Lauren reimburses the Company for the full amount of the salary, benefits and other expenses relating to such employees. Pursuant to his employment agreement with the Company, Mr. Lauren will continue to be entitled to have such employees perform such services provided he reimburses the Company for the full amount of salary, benefits and other expenses relating to such employees. Amounts reimbursed by Mr. Lauren for his use of such five employees for non-Company related services in fiscal 1999 were approximately $404,000. In addition, during fiscal 1999 certain of the Company's creative services employees spent a portion of their time performing services for Mr. Lauren which are non-Company related. Mr. Lauren pays for all direct expenses incurred by such employees in connection with their performance of services for him and, in addition, is charged by the Company an allocation of salary and benefits based on such employees' time. The Company anticipates that certain of its creative services employees will continue to perform services for Mr. Lauren in fiscal 2000. Amounts reimbursed to the Company by Mr. Lauren for the salary and benefits of such creative services employees for non-Company related services in fiscal 1999 were approximately $306,000. In connection with the adoption of the "RRL" trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks "Ralph Lauren," "Double RL" and "RRL" in perpetuity in connection with, among other things, beef and living animals. The trademarks "Double RL" and "RRL" are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly owned by Mr. Lauren. The Company pays the premiums on split-dollar life insurance policies on the lives of Mr. Lauren and his spouse. See "Executive Compensation Summary Compensation Table."

     During fiscal 1999, the Company and its licensing partners collectively spent approximately $122,000 on advertising in Swing Magazine, a monthly magazine owned by Mr. Lauren's son, David Lauren.

     Mr. Jerome Lauren, the Executive Vice President of Menswear Design of the Company, is Mr. Ralph Lauren's brother.

     Pursuant to consulting arrangements between Peter Strom and the Company, Mr. Strom, a director of the Company, is paid $20,000 annually by the Company. In connection with his prior services as the Vice-Chairman of the Company's predecessor, Mr. Strom and his spouse are entitled to participate in the Company's medical benefits program.

     During fiscal 1999, the GS Group owned (on a fully-diluted basis) 34.7% of Koret, Inc., the parent of New Campaign, Inc., the Company's licensing partner for small leather goods and accessories. The Company believes that the terms of its arrangements with New Campaign, Inc. were no less favorable to the Company than could be obtained from unaffiliated parties. As a result of an acquisition through merger effective April 30, 1999 of Koret, Inc. by Kellwood Company, the GS Group currently owns 6.0% of the Kellwood Company. On May 16, 1997, the Company entered into a forward foreign exchange contract with Goldman, Sachs & Co. as a hedge relating to foreign licensing revenue to deliver 1.0 billion yen on April 15, 1998 in exchange for approximately $9,070,000. Goldman, Sachs & Co. received customary fees for this forward foreign exchange contract. In addition, during fiscal 1999, the Company engaged Goldman Sachs & Co. to act as its financial advisor in connection with the acquisition of Club Monaco Inc. See "Compensation of Directors -- Compensation Committee Interlocks and Insider Participation."

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending April 1, 2000, subject to ratification of this appointment by the stockholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company since December 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof have any financial interest, direct or indirect, in the Company.

     One or more representatives of Deloitte & Touche LLP will (a) be present at the 1999 Annual Meeting of Stockholders, (b) have an opportunity to make a statement if he or she desires to do so and (c) be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company voting in person or by proxy at the 1999 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 1, 2000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                 APPROVAL OF THE POLO RALPH LAUREN CORPORATION
                    EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

                                    (ITEM 3)

     The Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan (the "Section 162(m) Plan") has been designed to qualify bonuses paid under the
Section 162(m) Plan as "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This enables the Company to exclude compensation payable under the Section 162(m) Plan from the deduction limitations of Section 162(m) which generally precludes a deduction for compensation paid to the Company's Chief Executive Officer and next four highest compensated Executive Officers to the extent compensation for a taxable year to any such individual exceeds $1,000,000. Under section 162(m) of the Code, the material terms of a plan such as the Section 162(m) Plan must be submitted to stockholders for approval every five years. On June 7, 1999, the Board of Directors adopted, subject to and effective upon stockholder approval, the Section 162(m) Plan. The purposes of the Section 162(m) Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are "qualified performance-based" compensation under
Section 162(m). There will be presented at the 1999 Annual Meeting a proposal to approve the adoption of the Section 162(m) Plan, which, subject to such approval, will have effect commencing with bonuses payable in respect of the Company's fiscal year 2000. The following description of the Section 162(m) Plan is qualified in its entirety by reference to the full text of such plan, which is set forth in the attached Exhibit A.

MATERIAL TERMS OF THE SECTION 162(m) PLAN

     DURATION AND MODIFICATION. The Section 162(m) Plan will be effective only upon its approval by stockholders. If approved at the 1999 Annual Meeting, the
Section 162(m) Plan will be effective for the fiscal year ending April 1, 2000 and each of the next four succeeding fiscal years unless sooner terminated by the Board of Directors. For the fifth succeeding fiscal year, the Section 162(m) Plan will remain in effect in accordance with its terms but will be submitted for re-approval by the stockholders at the annual meeting of the stockholders held during such year. Payment of all awards under the Section 162(m) Plan for such fifth fiscal year and any future fiscal years will be contingent upon such approval.

     The Board of Directors of the Company may at any time amend or terminate the Section 162(m) Plan. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that may adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum Award payable under the Section 162(m) Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that Awards will be "qualified performance-based compensation" under Section 162(m) of the Code.

     ADMINISTRATION. The Section 162(m) Plan will be administered by a committee or subcommittee of the Board of Directors designated by it to administer the Section 162(m) Plan which will consist of not less than two directors, each of whom is intended to be an "outside director" within the meaning of Section 162(m) of the Code. The non-employee directors Subcommittee of the Compensation Committee of the Board of Directors (the "Subcommittee") will administer the Section 162(m) Plan.

     ELIGIBILITY. The Subcommittee will designate the executive officers eligible to participate in the Section 162(m) Plan for each performance period. The executive officers of the Company are the Company's Chief Executive Officer and other executives of the Company considered to be executive officers for purposes of the Securities Exchange Act of 1934.

     PERFORMANCE MEASURES AND GOALS. Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Subcommittee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant's right to payment in respect of an award under the
Section 162(m) Plan. The Subcommittee has designated the fiscal year ending April 1, 2000 as the initial performance period. The performance goals applicable to a performance period must be established in writing by the Subcommittee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Subcommittee and as applicable to Company and/or business unit performance: earnings per share; net revenues; gross profit; income before income taxes; income before income taxes less a charge for capital; return on capital and return on equity, each as determined in accordance with generally accepted accounting principles as consistently applied by the Company, and if so determined by the Subcommittee, adjusted to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. From among these, performance measure(s) may vary from performance period to performance period and participant to participant.

     DETERMINATION AND PAYMENT OF INCENTIVES. The cash incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The Subcommittee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the
Section 162(m) Plan. All payments under the Section 162(m) Plan will be made in cash. The maximum cash incentive payable under the Section 162(m) Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period is $10,000,000.

     NEW PLAN BENEFITS. Because participants are selected for each performance period and because amounts payable under the Section 162(m) Plan are based on performance measures, performance goals and award formulas established for each performance period, it cannot be determined at this time what amounts, if any, will be received by or allocated to any person or group of persons under the
Section 162(m) Plan if the Section 162(m) Plan is approved, or what amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the plan had been in effect.

     Approval of the Section 162(m) Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company voting in person or by proxy at the 1999 Annual Meeting of Stockholders. Under applicable regulations, if the Section 162(m) Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2005, unless materially amended prior to such meeting. In the event stockholders do not approve this proposal, awards will not be granted or paid out under the
Section 162(m) Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the stockholder approval requirements of that Regulation.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE POLO RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Company without additional compensation.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company on or before February 28, 2000, to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

     The Company's Amended and Restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain information about the nominating stockholder and the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Nothing in this section shall be interpreted or construed to require the inclusion of information about any Stockholder proposal in the Company's proxy statement.

                               OTHER INFORMATION

     As of the mailing date of this Proxy Statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          Ralph Lauren
                                          Chairman & Chief Executive Officer

New York, New York
June 25, 1999

                            ------------------------

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED APRIL 3, 1999, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.

                            ------------------------

                                                                       EXHIBIT A

                         POLO RALPH LAUREN CORPORATION

                    EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

1.  PURPOSE.

     The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are "qualified performance-based compensation" under Section 162(m) of the Code.

2.  DEFINITIONS.

     "Award" means an incentive award made pursuant to the Plan.

     "Award Formula" means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     "Award Schedule" means the Award Schedule established pursuant to Section 4.1.

     "Beneficiary" mean the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his death while a Participant or, in the absence of such designation, the Participant's estate.

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a committee or subcommittee of the Board of Directors designated by the Board of Directors to administer the Plan and composed of not less than two directors, each of whom is intended to be an "outside director" (within the meaning of Code Section 162(m)).

     "Company" means Polo Ralph Lauren Corporation and its successors.

     "Covered Employee" means a covered employee within the meaning of Code
Section 162(m)(3).

     "Determination Period" means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

     "Executive Officer" means a person who is an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended.

     "Participant" means an Executive Officer selected from time to time by the Committee to participate in the Plan.

     "Performance Goal" means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     "Performance Measure" means one or more of the following selected by the Committee to measure Company and/or business unit performance for a Performance
Period: basic or diluted earnings per share; net revenues; gross profit; income before income taxes; income before income taxes less a charge for capital; return on capital and return on equity; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Determination Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     "Performance Period" means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to payment in respect of an Award.

     "Plan" means the Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan.

     "Plan Year" means the Company's fiscal year.

3.  PARTICIPATION.

     3.1 Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period.

4.  AWARDS.

     4.1 Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

     4.2 Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant's Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $10,000,000.

     4.3 Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified in accordance with Section 4.2. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Section 162(m) so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). If any Award which is earned pursuant to this Section 4 is paid prior to the time determined when the Award was initially granted, the amount of such Award shall be reduced by an appropriate discount factor determined by the Committee.

5.  TERMINATION OF EMPLOYMENT.

     5.1 Termination of Employment Prior to the Last Day of the Performance Period. Except as otherwise determined by the Committee, no Award with respect to a Performance Period will be payable to any Participant who is not an employee of the Company on the last day of such Performance Period.

6.  ADMINISTRATION.

     6.1 In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     6.2 Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     6.3 Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     6.4 Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

     6.5 Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     6.6 Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

     6.7 Code Section 162(m). It is the intent of the Company that this Plan and Awards satisfy the applicable requirements of Code Section 162(m) so that the Company's tax deduction for remuneration in respect of this Plan for services performed by Participants who are or may be Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

7.  MISCELLANEOUS.

     7.1 Nonassignability. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

     7.2 Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

     7.3 Amendment or Termination of the Plan. The Plan may be amended or terminated by the Board of Directors in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the stockholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the intent set forth in Section 6.7.

     7.4 Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     7.5 Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

     7.6 Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

     7.7 Limits of Liability. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

     7.8 No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

     7.9 Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

     7.10 Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

     7.11 Applicable Law. The Plan will be governed by the laws of the State of New York, as determined without regard to the conflict of law principles thereof.

     7.12 Effective Date/Term. The Plan shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of Code Section 162(m), and shall be effective for the Plan Year in which such approval occurs and each of the next four succeeding Plan Years unless sooner terminated by the Board of Directors in accordance with Section 7.3. For the fifth succeeding Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Board of Directors, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the shareholders of the Company at the annual meeting of shareholders held during such fifth Plan Year, and payment of all Awards under the Plan for such Plan Year and any future Plan Years shall be contingent upon such approval.

                            [POLO RALPH LAUREN LOGO]

                          POLO RALPH LAUREN CORPORATION

                              CLASS A COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, as proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 19, 1999, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                         POLO RALPH LAUREN CORPORATION
                                         P.O. Box 11045
                                         New York, N.Y.  10203-0045

Item 1 - Election of (1) Class A Director
         Nominee for Class A Director:
         Allen Questrom

FOR NOMINEE  {  }        WITHHELD AUTHORITY  {  }
                         FOR NOMINEE


Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors to serve for the fiscal year ending April 1, 2000.

         FOR  {  }     AGAINST { }      ABSTAIN  {  }



Item 3 - Approve of the terms of the Executive Officer Annual Incentive Plan.

         FOR  {  }     AGAINST { }      ABSTAIN  {  }

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


IF YOU PLAN ON ATTENDING  { }
THE 1999 ANNUAL MEETING,
PLEASE CHECK THE BOX

Change of Address and/or  { }
Comments Mark Here


Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.


DATED:                              , 1999
       -----------------------------


-------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-------------------------------------------------
TITLE

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. {  }

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS B COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 19, 1999, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES OF DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                         POLO RALPH LAUREN CORPORATION
                                         P.O. Box 11045
                                         New York, N.Y.  10203-0045

Item 1 - Election of (5) Class B Directors
         Nominees for Class B Directors:
         Ralph Lauren
         Michael J. Newman
         Frank A. Bennack, Jr.
         Joel L. Fleishman
         Terry S. Semel


FOR NOMINEES  {  }        WITHHELD AUTHORITY  {  }
                          FOR NOMINEES


Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending April 1, 2000.

         FOR  {  }     AGAINST { }      ABSTAIN  {  }



Item 3 - Approval of the terms of the Executive Officer Annual Incentive Plan.

         FOR  {  }     AGAINST { }      ABSTAIN  {  }


IF YOU PLAN ON ATTENDING  { }
THE 1999 ANNUAL MEETING,
PLEASE CHECK THE BOX

Change of Address and/or  { }
Comments Mark Here


Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.


DATED:                              , 1999
       -----------------------------


-------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-------------------------------------------------
TITLE

VOTES MUST BE INDICATED
{X} IN BLACK OR BLUE INK. {X}

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS C COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class C Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 19, 1999, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                             POLO RALPH LAUREN CORPORATION
                                             P.O. Box 11045
                                             New York, N.Y.  10203-0045

Item 1 - Election of (1) Class C Director
         Nominee for Class C Director:
         Richard A. Friedman

FOR NOMINEE  {  }        WITHHELD AUTHORITY {  }
                         FOR NOMINEE


Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending April 1, 2000.

                FOR     {   }       AGAINST    { }           ABSTAIN     {   }

Item 3 - Approval of the terms of the Executive Officer Annual Incentive Plan.

                FOR     {   }       AGAINST    { }           ABSTAIN     {   }



IF YOU PLAN ON ATTENDING { }
THE 1999 ANNUAL MEETING,
PLEASE CHECK THE BOX


Change of Address and/or { }
Comments Mark Here


Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

DATED:                             , 1999
       ----------------------------


-----------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-----------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


-----------------------------------------------
TITLE


VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. {X}


(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)